FIRST AMENDMENT TO AMENDED AND RESTATED
                  TERM LOAN AGREEMENT AND OTHER
                   RESTRUCTURED LOAN DOCUMENTS


          This First Amendment to Amended and Restated Term Loan Agreement and other Restructured Loan Documents ("First Amendment") is made and dated as of October 11, 1995, by and among BROADWAY STORES, INC., formerly known as CARTER HAWLEY HALE STORES, INC., a Delaware corporation (the "Company" or "CHH"), BARCLAYS BANK PLC, a bank organized under the laws of the United Kingdom, THE TOKAI BANK LIMITED, a bank organized under the laws of Japan, acting through its Los Angeles Agency, BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association (collectively, "Banks," and individually, a "Bank"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association, as agent for Banks (in such capacity, "Agent").

                            RECITALS

               Company, Banks and Agent are parties to that certain Amended and Restated Term Loan Agreement, dated as of October 8, 1992 (the "Amended and Restated Term Loan Agreement"). Capitalized terms used here without definition have the meanings given to them in the Amended and Restated Term Loan Agreement.

               Pursuant to an Agreement and Plan of Merger dated as of August 14, 1995 (the "Merger Agreement") among the Company,
Federated Department Stores, Inc. ("Federated") and Nomo Company, Inc., a wholly owned subsidiary of Federated ("Merger Sub"), Merger Sub intends to merge with and into the Company, with the Company being the surviving corporation of such merger (such transaction hereinafter called the "Merger"), with the common and preferred stockholders of the Company receiving shares of the common stock of Federated in exchange for their shares of the Company's common stock. In addition, pursuant to a Stock
Agreement dated as of August 14, 1995 between Federated and Zell/Chilmark Fund, L.P. ("Z/C"), Federated has acquired an option (the "Option") to purchase all of the outstanding common stock of the Company held by Z/C for the same Federated common stock consideration that would otherwise be provided to the holders of the common stock of the Company in connection with the Merger. The foregoing transactions, together with each and every transaction, agreement and other arrangement relating thereto, are collectively referred to herein as the "Merger Transactions."

               Subject to the terms and conditions contained in that certain letter, dated August 13, 1995, delivered to the Company and Federated by the Agent, on behalf of itself and the Majority Banks (the "Merger Consent Letter") the Agent, on behalf of itself and the Majority Banks consented to the change of ownership of the stock of the Company resulting from the Company, Merger Sub and Federated entering into and consummating each of the Merger Transactions, and permanently and irrevocably waived any Default or Event of Default under the Amended and Restated
Term Loan Agreement or any other of the Restructured Loan
Documents that could arise solely as a result of a violation of
Section 8.03 of the Amended and Restated Term Loan Agreement and analogous provisions of the other Restructured Loan Documents as a result of the Company, Merger Sub and Federated entering into and consummating each of the Merger Transactions.

     The Company, Agent and Banks desire to enter into this First
Amendment in order to implement certain terms and conditions of the Merger Consent Letter.

          NOW THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

                            ARTICLE I
                   Conditions to Effectiveness

          1.1 Conditions Precedent. The following shall constitute the conditions precedent to the effectiveness of the modifications of the Amended and Restated Term Loan Agreement and the other Restructured Loan Documents provided for herein:

               (a) Company shall have executed and delivered to Agent this First Amendment, together with a certificate in the form attached hereto as Exhibit A (the "Modification
Certificate").

               (b) All representations and warranties of Company set forth herein shall be true and correct on and as of the date hereof and on and as of the Effective Date (as defined below).

               (c) No Default or Event of Default shall have occurred and be continuing on and as of the date hereof or, after giving effect to the Merger Transactions (assuming the effectiveness of the amendments to the Amended and Restated Term Loan Agreement set forth herein), on and as of the Effective Date.

               (d) Agent shall have received true and correct copies of all modifications of the Organizational Documents of the Company entered into in connection with the Merger
Transactions.

               (e) Agent shall have received evidence of the consummation of the Merger Transactions and shall have received true and correct copies of all instruments, contracts, agreements and documents entered into by the Company, Federated or any Affiliate of the Company or Federated with Prudential or GE Capital in connection with the Merger Transactions, which instruments, contracts, agreements and documents shall be consistent in all material respects with the instruments, contracts, agreements and documents entered into by the Company, Federated or any Affiliate of the Company or Federated with Prudential or GE Capital in connection with the Merger Transactions and disclosed in writing to the Agent prior to the date hereof.

               .(f) Agent shall have received such endorsements to the Mortgagee's Title Policies as Agent may require insuring that the priority of liens of the Mortgages has not been affected as a result of the delivery of this First Amendment and showing no exceptions other than Permitted Exceptions.

               (g) Agent shall have received such amendments to and supplements of the Restructured Loan Documents, reflecting the terms hereof, as Agent or Majority Banks may require.

               (h) Federated or its Affiliates and the Company shall have delivered to the Agent the Federated License Agreement
(as defined below).

               (i) If any portion of the $200,000,000 payable to Prudential under Section 1.2.1 of the Prudential Purchase Agreement (as defined below) shall be paid to Prudential in cash (the cash portion of such payment being referred to herein as the "Prudential cash payment"), the Company shall have prepaid the Amended and Restated Term Loan in an amount which bears the same ratio to the outstanding principal balance due under the Amended and Restated Term Loan as the amount of the Prudential cash payment bears to the outstanding principal balance under the Prudential Loan Documents; to the extent such prepayment relates to any Offshore Rate Portion, it shall be accompanied by the amounts necessary to reimburse each Bank for any loss resulting from the payment of such Portion on a date other than the last day of the relevant Offshore Rate Period, including, without limitation, the amount of any loss incurred in liquidating deposits from third parties and loss of profit for the remainder of such Offshore Rate Period.

               (j) The Company shall have paid to Agent (for the benefit of the appropriate parties) (i) all unreimbursed fees and expenses (including, without limitation, attorneys' fees and expenses) previously incurred by Agent and/or any Bank and invoiced to the Company and (ii) all fees, costs and other expenses incurred by Agent and/or any Bank (including, but not limited to, all reasonable attorneys' fees and expenses and title insurance premiums) in connection with the Merger Transactions, the Merger Consent Letter, this First Amendment and the consummation of transactions hereunder, to the extent invoiced prior to the Effective Date, and without limiting the obligations of the Company under Section 5.4 below .

               (k) The Company shall have delivered to Agent a release in a form satisfactory to Agent and Banks, which shall release Agent and Banks from all potential claims arising under the Amended and Restated Term Loan Agreement prior to the Effective Date.

               (l)  The Company shall have cured all existing
Defaults and Events of Defaults under the Restructured Loan
Documents.

               (m) Agent shall have received opinions of counsel to Company, as to the matters identified on Exhibit B attached hereto, in form and substance satisfactory to Agent.

          1.2  Effective Date.  As used herein, the term
"Effective Date" shall mean the date all conditions set forth in
Section 1.1 above have been satisfied. This First Amendment shall be null and void and of no further force or effect if the Effective Date shall not have occurred on or prior to February 29, 1996.

                           ARTICLE II
     Amendments to Amended and Restated Term Loan Agreement

          Upon the Effective Date, Company, Agent and Banks hereby amend the Amended and Restated Term Loan Agreement as follows:

          2.1  Definitions.

               (a) All references in the Amended and Restated Term Loan Agreement and in the Restructured Loan Documents to the Amended and Restated Term Loan Agreement or to any Restructured Loan Documents shall mean the Amended and Restated Term Loan Agreement and such Restructured Loan Documents, in each case as modified pursuant to this First Amendment.

               (b) To the extent that any Restructured Loan Document utilizes any term which is defined by reference to the definition of that term which appears in the Amended and Restated Term Loan Agreement, and that term in the Amended and Restated Term Loan Agreement is modified by this First Amendment, then the definition of that term in all other Restructured Loan Documents is likewise hereby so amended.

               (c) The terms "Federated," "Merger," "Merger Consent Letter," "Merger Sub," "Merger Transactions," "Option" and "Z/C," each as hereinabove defined, are each hereby added as defined terms in the Amended and Restated Term Loan Agreement.

               (d) The following new defined terms are hereby added to the defined terms in Schedule 4 of the Amended and Restated Term Loan Agreement:


               (i) "Federated License Agreement" shall mean that certain License Agreement by and among Federated (and/or its Affiliates Bullock's, Inc. or Macy's West, Inc.), the Company, Agent and Banks, as it may be amended, supplemented, restated, extended or otherwise modified from time to time, in the form of Exhibit C attached hereto.


               (ii) "Federated License Date" shall mean the earlier of (a) sixty (60) days after the effective date under the First Amendment to this Amended and Restated Term Loan Agreement or (b) the date on which Federated or its Affiliates Bullock's, Inc. or Macy's West, Inc. grants to Prudential a license to use the "Bullock's" or "Macy's" name.

               (iii)     "Prudential Purchase Agreement" means
          that certain Purchase Agreement, dated as of August 14, 1995, among Prudential, Federated and Federated
          Noteholding Corporation II

               (iv) "Prudential Stock Repurchase" shall mean any redemption, purchase, repurchase or other acquisition for value (whether in cash, property or otherwise) by Federated or any of its Affiliates of any of the common stock of Federated acquired by Prudential pursuant to
          Section 1.2 of the Prudential Purchase Agreement."

               (e) All references to "CHH" in the Amended and Restated Term Loan Agreement and the Restructured Loan Documents shall mean the Company.

          2.2  Prudential Stock Repurchase

          The following sentence is hereby added at the end of
Section 2.07 of the Amended and Restated Term Loan Agreement:
"Within five (5) days after the occurrence of any Prudential Stock Repurchase, CHH shall prepay the Amended and Restated Term Loan in an amount which bears the same ratio to the then outstanding principal balance of the Amended and Restated Term Loan as the amount of the cash or value of property received by Prudential in connection with the Prudential Stock Repurchase bears to the then outstanding principal balance under the Prudential Loan Documents; to the extent such prepayment relates to any Offshore Rate Portion, it shall be accompanied by the amounts necessary to reimburse each Bank for any loss resulting from the payment of such Portion on a date other than the last day of the relevant Offshore Rate Period, including, without limitation, the amount of any loss incurred in liquidating deposits from third parties and loss of profit for the remainder of such Offshore Rate Period"

          2.3  Collateral Security.

          Section 3.01E of the Amended and Restated Term Loan
Agreement is hereby amended and restated in its entirety as follows:

          "E.  Amended and Restated License.

               (1) CHH hereby agrees to execute and deliver and to cause, on or before the Federated License Date, Federated (or its Affiliates Bullock's, Inc. and Macy's West, Inc.) to execute and deliver to Agent, for the ratable benefit of Agent and Banks, the Amended and Restated License Agreement in substantially the form of Exhibit I hereto (in the case of CHH) and a Federated License Agreement in the form of Exhibit I-2 attached hereto (in the case of Federated or its Affiliates). On or prior to the Federated License Date, CHH shall use best efforts to cause Prudential to deliver to the Bank an intercreditor agreement with respect to the licenses granted by Federated or its Affiliates on the same terms as the Intercreditor Agreement.
          CHH hereby grants to Agent and Banks a present license to use the "Broadway" or "Broadway Southwest" or "Weinstocks" name, as the case may be, and shall cause Federated, on or before the Federated License Date, to grant to Agent and Banks a present license to use the "Bullock's" or "Macy's" name, at the applicable Store, provided that the Banks' rights to use such name shall be effective only if:


                    (a)  any Shopping Center Document
          requires that all or any part of a Store be operated as a "Broadway", a "Broadway Southwest", or a "Weinstocks", a "Bullock's" or a "Macy's" (or any such similar covenant) ("Operating Covenant"), and such requirement could reasonably be interpreted to bind Agent or Banks or subsequent transferees of Agent or Banks, as the case may be, upon the conveyance of title to Agent (for the ratable benefit of Agent and Banks), or upon any such subsequent transfers, in which event such rights shall be for the term of such Operating Covenant, if such Operating Covenant would be applicable to such subsequent transferee upon such conveyance, and, subject to the foregoing, may be transferred by Agent or Banks to a purchaser of the applicable Store at a foreclosure sale or at a sale upon the exercise of a right of power of sale, or (if Agent or Banks acquire title to the Store by deed (or other transfer) in lieu of foreclosure) to a subsequent purchaser, or

                    (b)  Agent (for the ratable benefit of
          Agent and Banks) (or a court-appointed receiver) obtains possession of such Store through a court order or acquires the Store through power of sale or foreclosure or deed (or other transfer) in lieu of foreclosure of the applicable Store, in which case such rights shall expire only upon the sale of the applicable Store by Agent (for the ratable benefit of Agent and Banks).


               (2)  With respect to the rights described in
          clause (1)(a) above, it is understood and agreed that:


                    (a)  Such rights may only be exercised
          upon the conveyance of title to the applicable Store to Agent (for the ratable benefit of Agent and Banks), or the taking of possession of the Store by Agent (for the ratable benefit of Agent and Banks) (or a court-appointed receiver), or its designees, successors and assigns, and

               (b)  If, after the Effective Date, CHH or
          Federated (or its Affiliates Bullock's or Macy's
          West, Inc.) delivers to Agent a fully executed amendment to the applicable Shopping Center
          Document (satisfactory in form and substance to Agent and Majority Banks), which either effects a deletion of the applicable Operating Covenant or renders the applicable Operating Covenant inapplicable to Agent and Banks and their designees, successors and assigns, then such rights shall automatically be deemed terminated with respect to the applicable Store.


               (3)  With respect to the rights described in
          clause (1) above, (a) CHH agrees (and shall cause Federated and/or its Affiliates Bullock's, Inc. and Macy's West, Inc. to agree, prior to the Federated License Date) that, in the event that CHH (or Federated and/or its Affiliates Bullock's, Inc. and Macy's West, Inc.) grants to any party, other than the lenders party to the Intercreditor Agreement, a security interest in the trade names, trademarks or trade styles used by CHH (or Federated and/or its Affiliates Bullock's, Inc. and Macy's West, Inc.) in connection with any of the Stores subject to the Amended and Restated License Agreement or the Federated License Agreement, CHH agrees to provide (or to cause Federated and/or its Affiliates Bullock's, Inc. and Macy's West, Inc. to provide) to Agent and Banks, prior to or concurrently with such grant of security interest, a Nondisturbance Letter in substantially the form of Exhibit G hereto, executed by such parties (and with appropriate revisions therein reflecting Federated and/or its Affiliates Bullock's, Inc. and Macy's West, Inc. as a party if it is a party thereto), and
          (b) Banks agree that (i) if Agent (for the ratable benefit of Agent and Banks) acquires title to, or possession (whether through a court-appointed receiver or otherwise) of, a Store and operates such Store under the applicable name pursuant to the terms of the foregoing, Banks and their successors shall use reasonable efforts to cause such Store to be operated in such manner (x) as is consistent with the quality of other stores then bearing such name, and (y) as will not materially adversely affect the reputation of any other stores then bearing such name, and (ii) if Agent (for the ratable benefit of Agent and Banks) acquires title to, or possession (whether through a court-appointed receiver or otherwise) of, a Store and operates such Store as anything other than a retail department store which, after a reasonable start-up time, is of a quality reasonably consistent with the quality of other stores then bearing such name, Banks and their successors shall, after written notice from CHH, Federated and/or its Affiliates Bullock's, Inc. and Macy's West, Inc. and continued failure by Banks or their successors within the next sixty
          (60) days to commence to operate the Store at the required level of quality, cease to operate such Store under the applicable name.


               (4)  In the event that Banks and/or their
          successors cease to operate any such Store in accordance with the requirements of clause (3) above, neither CHH, nor Federated, nor its Affiliates Bullock's, Inc. and Macy's West, Inc. shall be entitled to pursue any legal or equitable remedy against Banks other than the enforcement of the agreement of the Banks and/or their successors to cease operation of such Store under the applicable name as provided in said clause (3).


          Exhibit I-2 is hereby attached to the Amended and Restated Term Loan Agreement in the form of Exhibit C attached hereto.

          2.4  Modified Reporting Obligations.

          (a)  Section 6.01 B of the Amended and Restated Loan
Agreement is hereby amended and restated in its entirety to read as follows:

                    "B. within forty-five (45) days after the end of each of CHH's first three (3) fiscal quarters during each of CHH's fiscal years an unaudited quarterly balance sheet and income statement for such fiscal quarter; within ninety (90) days after the end of each of CHH's fourth fiscal quarters during each of CHH's fiscal years, unaudited annual balance sheet and income statement for the fiscal year ending with such fiscal quarter (each such quarterly and annual financial statement shall be certified by the Chief Financial Officer of CHH as accurately reflecting the financial condition of CHH as of the date thereof, and each such certificate shall certify as to the material respects in which such statements have not been prepared in conformity with GAAP, shall certify as to whether CHH is in compliance with Section 7.02 below (and shall provide detail as to any non-compliance); and shall be in such reasonable detail as may be required by the Agent and the Banks); and promptly upon their becoming available, copies of all press releases and other statements made available generally concerning CHH and its Subsidiaries;".

          (b) The following is hereby added after the word "CHH" in the fourth line of Section 6.01H of the Amended and Restated
Term Loan Agreement: ", together with such additional information with respect to the Stores as is provided to Prudential on a quarterly basis with respect to the collateral under the Prudential Loan Documents."

          (c) The period at the end of Section 6.01 I of the Amended and Restated Term Loan Agreement is hereby changed to a comma, and the following new subsections J, K, L and M are hereby added to Section 6.01 of the Amended and Restated Term Loan Agreement, as follows:


               "J. On or before each March 8 and September 1 until the Amended and Restated Loan has been paid in full, copies of those portions of the seasonal operating plan of Federated both on a consolidated basis and separately for its Macy's West division in the form delivered to Federated's working capital lenders; and on or before each April 30 until the Amended and Restated Loan has been paid in full, copies of those portions of the annual plan of Federated both on a consolidated basis and separately for its Macy's West division in the form delivered to Federated's working capital lenders; and within fifteen (15) days after its adoption by the Board of Directors of Federated, a copy of any business plan of Federated both on a consolidated basis and separately for its Macy's West division in the form delivered to Federated's working capital lenders, it being understood that the information delivered pursuant to this Section 6.01 J shall be Confidential Information subject to the terms and conditions set forth in Section 11.23 of the Amended and Restated Loan Agreement;

               K. promptly upon their becoming available copies of: (1) all financial statements, reports, notices and proxy statements sent or made available generally by Federated to its security holders; (2) all regular and periodic reports and all registration statements and prospectuses, if any, filed by Federated or any of its Subsidiaries with any securities exchange or with the Securities Exchange Commission or any governmental authority succeeding to its functions; and (3) all press releases and other statements made available concerning Federated and its Subsidiaries;

               L. Within five (5) days after execution thereof, copies of any agreement containing any material modification of the Prudential Purchase Agreement, and within five (5) days after the occurrence of the same, written notice of the occurrence of any Prudential Stock Repurchase which notice shall specify the amount of the cash or value of property received by Prudential in connection with the Prudential Stock Repurchase and the then outstanding principal balance under the Prudential Loan Documents; and

               M.   Promptly upon their becoming available,
copies of all financial information delivered by CHH to Prudential or GE Capital (except for information exclusively relating to the collateral described in the Prudential Loan Documents or in the documents securing the Accounts Receivable Facility and the Working Capital Facility)."

          2.5  Repayment of Subordinated Notes.  A new Section
6.11 is hereby added to the Amended and Restated Term Loan
Agreement, as follows:

          "Section 6.11.  Repayment of Senior Subordinated Notes.
          In connection with the Merger, CHH shall cause its 6-1/4% senior subordinated notes due 2000 to be paid in full through an equity infusion by Federated, and not through the incurrence of debt."

          2.6 Dividends. The second sentence of Section 7.01 of the Amended and Restated Term Loan Agreement is hereby deleted.

          2.7 Contracts With Affiliates. A new Section 7.02 is hereby added to the Amended and Restated Term Loan Agreement as follows:

          "7.02     Transactions with Affiliates.

               (a) CHH shall not enter into any transaction or agreement (including, without limitation, any agreement for management, administrative or other services or the sharing of overhead or general or administrative expenses) with any Affiliate of CHH, with Federated, or with any Affiliate of Federated, except (i) for the consummation of the transactions included within the Merger Transactions, or (ii) in the ordinary course of business and pursuant to the reasonable requirements of the business of CHH; upon fair and reasonable terms no less favorable to CHH than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of CHH or of Federated.

               (b) CHH shall not create, incur, assume or suffer to exist any contingent obligations for indebtedness or contractual obligations or tax obligations of Federated or any Affiliate of Federated except for those obligations with respect to tax liabilities arising by operation of law as a result of CHH's membership in the Federated consolidated group.

               (c) CHH shall not purchase or acquire, or make any commitment therefor, any capital stock, equity interest, all or substantially all of the assets of, or any obligations or other securities of, or any interest in, Federated or any Affiliate of Federated, or make any advance, loan, extension of credit or capital contribution to or any other investment in, Federated or any Affiliate of Federated, except for intercompany indebtedness incurred in the ordinary course of business under Federated's cash management system.

               (d)  CHH shall not enter into any lease or
          agreement to lease any portion of a Store to Federated or any Affiliate of Federated.

               (e) CHH shall obtain from Federated and/or its Affiliates Bullock's, Inc. and Macy's West, Inc. and keep in effect such licenses as may be required to operate under the Bullock's or Macy's names any Store using such names."

          2.8  Financial and Operating Covenants.  A new Section
7.03 is hereby added to the Amended and Restated Term Loan
Agreement as follows:

          "Section 7.03  Financial and Operating Covenants.


               (a)  Minimum Tangible Net Worth.  CHH shall
          not permit, at any time, its tangible net worth (as determined in accordance with GAAP) to be less than two (2) times the outstanding principal balance of the Amended and Restated Term Loan at such time.


               (b)  Operating Covenant.  Unless required to
          do so by a final, non-appealable order of the California Attorney General or of another Governmental Authority, CHH shall not cease to be engaged in the business of owning and operating not fewer than thirty (30) retail department stores substantially in accordance with its past practices or the past practices of Federated, and shall operate, unless and until each Store is duly released as collateral in compliance with the provisions of Sections 3.02A or 8.03A, at each Store a retail department store which is of a quality reasonably consistent with the quality of other stores then bearing such name."

          2.9  Transfer of Interests in CHH.

               (a)  Section 8.03B of the Amended and Restated
Term Loan Agreement is hereby amended and restated in its entirety as follows:

               "B. Interests in CHH. CHH acknowledges that Agent and Banks are making the Amended and Restated Term Loan in reliance on the expertise, skill and experience of CHH; thus, the Amended and Restated Term Loan includes material elements similar in nature to a personal service contract. Accordingly, if at any time after the effective date under the First Amendment to this Agreement and during the term of the Amended and Restated Term Loan any of the following events described in (1) and (2) below shall occur:

                    (1)  any person or group (as such terms are
          defined in the Exchange Act) except Merger Sub, Federated or a Qualified Federated Subsidiary, acquires beneficial ownership (as defined in the Exchange Act) of voting stock of CHH that constitutes, immediately following such acquisition, more than forty-eight percent (48%) of the outstanding voting stock of CHH; or

                    (2)  CHH shall be merged with, or
          consolidated into, any other corporation (unless the beneficial owners of one hundred percent (100%) in the aggregate of CHH's voting stock immediately prior to the consummation of such a transaction beneficially own at least fifty-one percent (51%), in the aggregate, of the voting stock of the resulting or surviving corporation immediately following the consummation of the transaction);

               THEN an Event of Default shall be deemed to exist hereunder. For purposes hereof, a "Qualified Federated Subsidiary" shall mean Macy's West, Inc., or any successor thereto, so long as Macy's West, Inc. or such successor (i) is a wholly-owned Subsidiary of Federated, (ii) has a net worth, immediately upon its acquisition of the voting stock of CHH, in an amount at least equal to that of CHH immediately before such acquisition and in no event less than the amount required under Section 7.03, and (iii) has delivered to the Agent such documents as the Agent may require in connection with such acquisition, including, without limitation, transfer and assumption documents whereby such Subsidiary assumes, on a recourse basis, all of the Obligations of CHH under this Amended and Restated Loan Agreement and under all other Restructured Loan Documents, and organizational documents and documents evidencing the authority of such Subsidiary to enter into and perform such acquisition and assumption."

               (b)  Section 8.03C of the Amended and Restated
Term Loan Agreement is hereby deleted.

          2.10 Licensed Names.  Section 8.04 of the Amended and
Restated Term Loan Agreement is hereby amended and restated in its entirety as follows:

               "Section 8.04 Enforcement of Restrictions on Licensed Names. Following a judicial or nonjudicial foreclosure sale under any Mortgage, or any deed in lieu of foreclosure, and for so long as the Banks' rights under
     Section 3.01E above and the Amended and Restated License Agreement or Federated License Agreement shall remain in effect, CHH shall enforce (or shall cause Federated and/or its Affiliates Bullock's, Inc. and Macy's West, Inc. to enforce) all restrictions on the use of the "Broadway", "Broadway Southwest", "Weinstocks", "Bullock's" or "Macy's" name, as the case may be, or on the operation of any store then bearing such name, which apply to any other party who has been granted a right to use such name. CHH acknowledges that its failure to enforce (or to cause Federated and/or its Affiliates Bullock's, Inc. and Macy's West, Inc. to enforce) such restrictions could cause irreparable harm to the Banks and their successors, and that monetary damages would not be an adequate remedy for such breach, and CHH and Banks accordingly agree that the Banks and their successors shall enforce the foregoing restrictions exclusively through injunctions, restraining orders, declaratory and other equitable relief. The foregoing obligations shall survive any judicial or nonjudicial foreclosure under any or all of the Mortgages or any deed in lieu of foreclosure."

          2.11 Nondisturbance Letter.  Section 9.06 of the
Amended and Restated Term Loan Agreement is hereby amended and restated in its entirety as follows:

               "Section 9.06 Failure to Deliver Nondisturbance Letter. Failure by CHH or Federated and/or its Affiliates Bullock's, Inc. and Macy's West, Inc. to deliver to Agent and Banks the Nondisturbance Letters required by Section 3.01E(3)(a) in the event that CHH or Federated and/or its Affiliates Bullock's, Inc. and Macy's West, Inc. grants to any party, other than the lenders party to the Intercreditor Agreement, a security interest in the trade names, trademarks or trade styles used in connection with any of the Stores subject to the Amended and Restated License Agreement or the Federated License Agreement; or"

          2.12 Appraisal Costs. The following sentence is hereby added to Section 11.06 of the Amended and Restated Term Loan
Agreement:

          "Notwithstanding anything to the contrary set forth herein (including, without limitation, in clause (a) of this Section 11.06 or in Section 3.02), CHH shall pay all costs and expenses incurred by the Agent or any Bank in connection with the appraisal of any one or more of the Stores (i) no more frequently than once annually or (ii) at any time after the occurrence of any Event of Default."

          2.13 Recourse. Section 11.22 of the Amended and Restated Term Loan Agreement, and each reference thereto contained in the Restructured Loan Documents, is hereby deleted, it being understood and agreed that, notwithstanding anything to the contrary set forth in the Amended and Restated Term Loan Agreement or the Restructured Loan Documents, the obligations of CHH under the Amended and Restated Term Loan Agreement and all Restructured Loan Documents shall be personal, recourse obligations of CHH.

                           ARTICLE III
         AMENDMENTS TO OTHER RESTRUCTURED LOAN DOCUMENTS

          Upon the Effective Date, Company, Agent and Banks hereby amend the other Restructured Loan Documents as follows:

          3.1 Amendments to Notes. The Master Principal Note and the Master Capitalized Interest Note are each hereby amended by deleting therefrom the sentence which reads as follows: "The obligations of Borrower hereunder are non-recourse obligations except as described in Section 11.22 of the Agreement and Section
4.06 of the Deeds of Trust, which provisions govern the limitations on the rights of Agent and Banks to seek a personal or deficiency judgment on this Note."

          3.2  Amendments to Security Documents.

               (a)  Each of the Mortgages are amended as
          follows:

                    (i)  Section 1.10(b) of each Mortgage is
          amended by deleting therefrom the clause ", subject to the provisions of Section 4.06 hereof and Section 11.22 of the Loan Agreement".

                    (ii) Section 1.12(g) of each Mortgage is amended by replacing "Pursuant to Section 10.18 of the Loan Agreement and Section 4.06 hereof, the" with "The".

                    (iii)     Section 4.06 of each Mortgage,
          and each reference thereto contained in the Restructured Loan Documents, is hereby deleted, it being understood and agreed that notwithstanding anything to the contrary set forth in the Amended and Restated Term Loan Agreement or the Restructured Loan Documents, the obligations of CHH under the Amended and Restated Term Loan Agreement and all Restructured Loan Documents shall be personal, recourse obligations of CHH.

               (b)  Section 17 of each Assignment of Leases,
          Occupancy Agreements, Licenses and Concession
          Agreements is hereby deleted.

               (c)  Section 11 of each Assignment of
          Warranties, Personal Property Leases and Service
          Contracts is hereby deleted.

               (d) Section 15 of each Assignment of Options and Security Agreement is hereby deleted.


                           ARTICLE IV
                 Representations and Warranties

          In order to induce Agent and Banks to enter into this First Amendment, Company hereby represents and warrants to Bank as follows, which representations and warranties shall be true and correct as of the date hereof and as of the Effective Date, after giving effect to the Merger Transactions:

          4.1 Authorization. The execution, delivery and performance of this First Amendment and the consummation of the Merger Transactions have been duly authorized by all necessary action of Company, Federated and Merger Sub.

          4.2 No Conflict. The execution, delivery and performance by Company of this First Amendment and consummation of the Merger Transactions do not and will not (a) violate any Legal Requirements applicable to Company, Federated or Merger Sub or their respective organizational documents, (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any contractual obligation or indebtedness of the Company, or (c) result in or require the creation or imposition of any lien upon any of the properties of Company other than those created or permitted by the Restructured Loan Documents, as amended pursuant hereto.

          4.3 Consents. The execution, delivery and performance by Company of this First Amendment and the consummation of the Merger Transactions do not and will not require any registration with, consent or approval of, or notice to, or other action by, any governmental authority, or any trustee or holder of any indebtedness or obligation of Company, Federated or Merger Sub, or other Person, or if required, such registration has been made, such consent or approval given, such notice given or such other appropriate action taken, and certified copies of the same have been delivered to Agent.

          4.4 Binding Obligation. This First Amendment is the legal, valid and binding obligation of Company, enforceable against it in accordance with its terms.

          4.5 Representations and Warranties in Loan Documents. The representations and warranties of Company contained in the Restructured Loan Documents, as amended pursuant hereto, are true and correct on and as of the date hereof as though made on and as of the date hereof, and will be true and correct on and as of the Effective Date as though made on and as of that date and no Default or Event of Default has occurred and is continuing as of the date hereof or will have occurred and be continuing as of the Effective Date or has resulted or will result herefrom or, upon the Effective Date, from consummation of the Merger Transactions (assuming the effectiveness of the amendments to the Amended and Restated Term Loan Agreement contained herein).

          4.6 No Offset. Company has no claims, offsets or defenses with respect to the payment of any sums or performance of any obligations due under the Restructured Loan Documents.

                            ARTICLE V
                          Miscellaneous

          5.1 Ratification of Loan Documents. Except as expressly amended or terminated hereby or pursuant hereto, the Amended and Restated Term Loan Agreement and the other Restructured Loan Documents shall remain in full force and effect in accordance with their terms, and hereby in all respects ratified and confirmed. Nothing in this First Amendment shall impair the first priority liens of the Mortgages on any unreleased collateral. The consent and waiver set forth in the Merger Consent Letter apply and are effective only with respect to any Default or Event of Default that arises or could arise solely as a result of a violation of Section 8.03 of the Amended and Restated Term Loan Agreement and analogous provisions of the other Restructured Loan Documents as a result of the Company, Merger Sub and Federated entering into and consummating each of the Merger Transactions. The Agent and Banks hereby reserve all rights provided under the Restructured Loan Documents, as amended hereby, with respect to any other or future transactions and with respect to any other existing Defaults or Events of Default, if any. The Company affirms and agrees that the Security Documents, as amended hereby, secure the full performance of each and every obligation under the Master Principal Note, the Master Capitalized Interest Note, the Amended and Restated Term Loan Agreement and the Obligations as defined therein, and that the Security Documents continue to be effective as, and to constitute, first and prior liens and charges on the Stores to the full extent of all obligations secured thereby.

          5.2 Waiver of One Form of Action and Anti-Deficiency Rules. In consideration of the Agent's and Banks' entering into this First Amendment, the Company hereby expressly and irrevocably waives all rights, privileges, benefits and defenses that the Company may have under, arising out of, or based on California Code of Civil Procedure Sections 580a, 580d and 726. Without limiting the foregoing, the Company agrees not to plead or assert California Code of Civil Procedure Section 580a, 580d or 726 as an affirmative claim or a defense to, or in connection with, any action or other proceeding (including, but not limited to, any judicial or nonjudicial foreclosure under any of the Mortgages). The Company hereby represents, warrants, and acknowledges that (a) the modifications of the Amended and Restated Term Loan herein constitute a revision or modification and do not constitute a renewal of the Amended and Restated Term Loan; and (b) the Agent and Banks are relying upon such waivers and the foregoing representations, warranties and acknowledgments in entering into this First Amendment, and without such waivers, representations, warranties and acknowledgments, the Agent and Banks would not do so.

          5.3 Counterparts. This First Amendment may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all such counterparts together shall constitute but one and the same instrument.

          5.4  Fees and Expenses.  Whether or not the
transactions contemplated hereby are consummated, Company shall pay promptly upon demand all reasonable fees, expenses and disbursements of counsel (including reasonably allocated costs of in-house counsel), and other out-of-pocket costs incurred by the Agent and any Bank in connection with the negotiation, documentation and closing of the transactions contemplated hereby.

          5.5 Integration. The Restructured Loan Documents, including this First Amendment: (a) integrate all the terms and conditions mentioned in or incidental to the Restructured Loan Documents, (b) supersede all oral negotiations and prior and other writings with respect to their subject matter, and (c) are intended by the parties as the final expression of their agreement with respect to the terms and conditions set forth in the Restructured Loan Documents and as the complete and exclusive statement of the terms agreed to by the parties. If there is any conflict between the terms, conditions and provisions of this First Amendment and those of any other Restructured Loan Documents, the terms, conditions and provisions of this First Amendment shall prevail.

          5.6 Separability. If any court of competent jurisdiction determines any provision of this First Amendment or any of the other Restructured Loan Documents to be invalid, illegal or unenforceable, that portion shall be deemed severed from the rest, which shall remain in full force and effect as though the invalid, illegal or unenforceable portion had never been a part of the Restructured Loan Documents. This First Amendment shall be governed by California law. This First Amendment is a Restructured Loan Document.

          WITNESS the due execution of this First Amendment by the respective duly authorized officers of the undersigned as of the date first written above.

          Company/CHH:        BROADWAY STORES, INC. (formerly
                              known as CARTER HAWLEY HALE STORES,
                              INC.), a Delaware corporation


                              By:  \s\  Karen M. Hoguet

                              Name:  Karen M. Hoguet

                              Title:  Treasurer

          Agent and Banks:    BANK OF AMERICA NATIONAL TRUST AND
                              SAVINGS ASSOCIATION, a national
                              banking association, as Agent


                              By:  \s\  Charles D. Graber

                              Name:  Charles D. Graber

                              Title:  Vice President

                              BANK OF AMERICA NATIONAL TRUST AND
                              SAVINGS ASSOCIATION, a national
                              banking association, as a Bank


                              By:  \s\  Clara Yang Strand

                              Name:  Clara Yang Strand

                              Title:  Vice President

                              BARCLAYS BANK PLC, as a Bank


                              By:  \s\  Diane R. Bargas

                              Name:  Diane R. Bargas

                              Title:  Vice President

                              THE TOKAI BANK LIMITED, as a Bank


                              By:  \s\  Mosahiko Saito

                              Name:  Mosahiko Saito

                              Title:  Assistant General Manager


                            Exhibit A

              CERTIFICATE OF BROADWAY STORES, INC.
               (Pursuant to Section 1.1(a) of the
First Amendment of the Amended and Restated Term Loan Agreement )


          Pursuant to Section 1.1(a) of that certain First Amendment to Amended and Restated Term Loan Agreement, dated as of October 11, 1995 among BROADWAY STORES, INC., formerly known as CARTER HAWLEY HALE STORES, INC., a Delaware corporation (the "Company" or "CHH"), BARCLAYS BANK PLC, a bank organized under the laws of the United Kingdom, THE TOKAI BANK LIMITED, a bank organized under the laws of Japan, acting through its Los Angeles Agency, and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association (collectively, "Banks," and individually, a "Bank"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association, as agent for Banks (in such capacity, "Agent") (the "First Amendment") which First Amendment amends the Amended and Restated Term Loan Agreement, dated as of October 8, 1992, among Company, Agent and Banks (the "Amended and Restated Term Loan Agreement"; all capitalized terms used but not defined herein having the meanings set forth in the Amended and Restated Term Loan Agreement), Company represents, warrants, certifies and covenants in favor of Agent and Banks as follows:

          1.   The Merger Transactions (as defined in the First
Amendment) have been consummated in accordance with the terms previously disclosed in writing to Agent and Bank.

          2. The representations and warranties of Company contained in the First Amendment are true and correct as of the date hereof and after giving effect to the Merger Transactions
(assuming the effectiveness of the First Amendment).

          3. No Default or Event of Default has occurred and is continuing on the date hereof after giving effect to the Merger
Transactions (assuming the effectiveness of the First Amendment).

          4.   Attached hereto are true and correct copies of:
(i) any modifications of the organizational documents of the Company, any Subsidiary entered into in connection with the Merger Transactions and (ii) all instruments, contracts, agreements and documents entered into by the Company, Federated or any Affiliate of the Company or Federated with Prudential or GE Capital in connection with the Merger Transactions.

          5. All conditions precedent set forth in Section 1.1 of the First Amendment have been satisfied.

          IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Certificate on behalf of Company as of this 11th day of October, 1995.


                              BROADWAY STORES, INC., formerly
                              known as CARTER HAWLEY HALE STORES,
                              INC.,
                              a Delaware corporation


                              By:
                              Name:
                              Title:


                              By:
                              Name:
                              Title:


                            Exhibit B

                 OPINIONS TO BE RENDERED IN THE LEGAL
       OPINIONS TO BE DELIVERED PURSUANT TO SECTION 1.1(j)


1.  That the execution, delivery, and performance of this First
Amendment have been duly authorized by all necessary corporate action on the part of the Company.

2. That this First Amendment has been duly executed and delivered by the Company.

3. That this First Amendment is a valid and binding obligation of the Company, enforceable in accordance with its terms.

4. That the execution, delivery, and performance of this First Amendment do not (a) violate the organizational documents of the Company, or (b) violate, or require any consents, approvals, authorizations, registrations, declarations or filings by the Company under, any federal statute or the corporate or partnership laws of the state under which the Company is organized.

                            Exhibit C



               Form of Federated License Agreement

                        LICENSE AGREEMENT


          THIS LICENSE AGREEMENT ("Agreement") is made and dated as of _________, by and between _________ ("Licensor"), Bank of America National Trust and Savings Association, a national banking association as agent (in such capacity, "Agent") for the ratable benefit of Agent and Barclays Bank, P.L.C., The Tokai Bank Limited, Bank of America National Trust and Savings Association and the banks ("Banks") that are from time to time party to the Loan Agreement (as defined below).

                            RECITALS

     A. Broadway Stores, Inc. (formerly known as Carter Hawley Hales Stores, Inc.), a Delaware corporation ("CHH"), Banks and Agent are parties to that certain Amended and Restated Term Loan Agreement dated as of October 8, 1992 (as amended, the "Loan Agreement"), as amended by that certain First Amendment to Amended and Restated Term Loan Agreement dated as of _________ (the "First Amendment to the Loan Agreement"). Capitalized terms not otherwise defined herein have the defined meanings given in the Loan Agreement as amended. The Obligations under the Loan Agreement are secured primarily by first mortgage liens in favor of Agent (for the ratable benefit of Agent and Banks) on a total of nine (9) retail department stores[, as to certain of which Licensor may be granting to CHH a license to use certain names and marks described below] (collectively, "Stores," and individually, a "Store"). As hereinafter used in this Agreement, the terms "Agent" and "Banks" shall mean and include Agent or such Bank, any subsidiary or affiliate of Agent or such Bank designated by Agent or such Bank to hold title to or possession or control of any Store in connection with the exercise of Agent's or such Bank's rights and remedies under the Restructured Loan Documents, any assignee (to the extent permitted under the Loan Agreement, as amended) of, or successor to, Agent's or such Bank's right, title and interest in or under the Loan Agreement, as amended, or any Mortgage, and any subsidiary or affiliate of such assignee or successor designated by Agent or such Bank to hold title to or possession or control of any Store in connection with the exercise of Agent's or such Bank's rights and remedies under the Restructured Loan Documents.

     B. Pursuant to the First Amendment to the Loan Agreement, Licensor has agreed to grant to Agent (for the ratable benefit of Agent and Banks) the right under certain circumstances hereinafter described to use the "Bullock's" and "Macy's" names and certain other names, marks and other rights relating to the operation of the Stores, subject in all respects to the terms and conditions set forth below.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                            AGREEMENT

               Grant of License.

          Licensor hereby grants to Agent (for the ratable benefit of Agent and Banks) and Agent (for the ratable benefit of Agent and Banks) hereby accepts from Licensor a non-exclusive right, privilege and license (the "License") to adopt and use, with respect to each Store during the License Term (as hereinafter defined), if any, applicable thereto, the names which are used by Licensor in connection with the operation of such Store at the time it becomes a Non-Performing Store (as such term is hereinafter defined), and all other names, logos, marks and derivations thereof used by Licensor at the time each such Store becomes a Non-Performing Store to identify its goods sold in such Non-Performing Stores (including all departments thereof), including, without limitation, the state and federally registered trademarks and service marks listed in Schedule A attached hereto (collectively called the "Marks") then so used, for the sole purpose of operating each Non-Performing Store as a retail department store. Agent and Banks shall have no obligation to pay any royalty, fee or other monetary consideration to Licensor or any other person or entity for or in connection with the rights granted to it under this Agreement, except as provided in Paragraph 7. Licensor shall also take all such action as may be reasonably necessary to permit its licensed manufacturers and distributors of goods sold under any label or house brand name belonging to the Licensor to sell to Agent (for the ratable benefit of Agent and Banks) and their Permitted Assignees (as hereinafter defined) such goods as would be regularly sold by Licensor under private labels or brand names to retail customers of any Non-Performing Stores during the respective License Terms pertaining thereto.

               License Term.

          The term "License Term" shall mean the following with respect to each Store:

           (i)In the case of each Store which is subject to one or more Operating Covenants, the License Term with respect to that Store shall commence at the time such Store becomes a Non-Performing Store and shall continue, notwithstanding one or more subsequent sales or transfers of the Store, until the earlier of (i) the date the Operating Covenant expires or sooner terminates and (ii) the date Agent receives a fully executed amendment to the applicable Shopping Center Document (satisfactory in form and substance to Agent), which either effects a deletion of the applicable Operating Covenant or renders the applicable Operating Covenant inapplicable to Agent and Banks and their designees, successors and assigns.

           (ii) In the case of any Store not subject to an Operating Covenant, and in the case of a Store subject to an Operating Covenant which expires or terminates on or prior to the date such Store becomes a Non-Performing Store, the License Term of that Store shall commence at the time such Store becomes a Non-Performing Store and shall expire upon the sale or transfer by Agent (for the ratable benefit of Agent and Banks) of any interest in such Store which includes the right to operate such Store.

          As used herein, the term "Non-Performing Store" means any Store which (i) has been acquired by Agent (for the ratable benefit of Agent and Banks) or its designee through foreclosure, deed (or other transfer) in lieu of foreclosure, sale pursuant to a power of sale, or any other sale or transfer in connection with Agent's and Banks' exercise of their rights and/or pursuit of their remedies under the Restructured Loan Documents or (ii) as to which Agent (for the ratable benefit of Agent and Banks) or a receiver appointed under the Security Documents has gained lawful possession through foreclosure proceedings or otherwise in connection with Agent's and Banks' exercise of their rights and/or pursuit of their remedies under the Restructured Loan Documents.

               Term of Agreement.

          This Agreement shall become effective on the date hereof and shall continue in effect until such time as both of the following shall have occurred:

          A. Agent and Banks shall cease to have any lien, mortgage, encumbrance or security interest of any kind or nature in or with respect to any of the Stores; and

          B.   The License Terms with respect to all Non-
     Performing Stores have expired.

               Nonexclusive License.

          During the License Term with respect to each Store, Agent (for the ratable benefit of Agent and Banks) (or, if such Store shall have been sold or transferred to a Permitted Assignee (as hereinafter defined), then that Permitted Assignee) shall have an exclusive License to use the Marks, with respect to that Store, in connection with the operation of that Store. Except as provided in the foregoing sentence, this License shall be nonexclusive.

          Representations, Warranties and Covenants.

          A. Licensor represents and warrants that it has, and will have at all times during any License Term, the right to use the Marks with respect to the Stores; that Licensor owns, and will own at all times during any License Term, the Marks free and clear of all liens and encumbrances of every kind and nature, except (i) liens and security interests securing obligations of CHH or its affiliates pursuant to that certain Working Capital Facility by and among CHH and GE Capital and that certain Trademark Security Agreement, executed and delivered in connection therewith; (ii) that certain License Agreement, dated as of August 27, 1987, by and among CHH, Thalhimer Brothers, Inc. and The Prudential Insurance Company of America ("Prudential"), as amended, modified or restated from time to time; (iii) liens, encumbrances and licenses in respect of the use of the Marks on property other than the Stores; and (iv) licenses, liens and security interests securing obligations of CHH or its Affiliates pursuant to any and all refinancings, replacements and/or substitutions of the Working Capital Facility, the Accounts Receivable Facility, or of the loans evidenced by the Prudential Loan Documents (provided, however, that any agent, lender or lenders under any such refinancing, replacement or substitution acquiring such a lien or security interest shall execute and deliver to Agent the Non-Disturbance Letter as provided in Section 3.01E(a) of the Loan Agreement); that there are no claims, actions or suits pending or, to the best of Licensor's knowledge, threatened which challenge Licensor's rights in and to the Marks; that no infringement action has been brought or, to the best of Licensor's knowledge, threatened, with respect to Licensor's use of the Marks, or any of them; that Licensor does not know or have reason to know of any fact which could give rise to a claim of infringement by any person or entity relating to Licensor's ownership, licensing (including, without limitation, this License, the rights of the lenders under the Working Capital Facility or the rights of Prudential under the Prudential License) or use of the Marks; that there are no presently effective determinations of the U.S. Trademark Administrator or the administrator of any state or court and there are no pending interference, opposition or cancellation proceedings or any pending litigation that could adversely affect Agent's and Bank's use of the Marks as provided herein; that there is not, and will not be at any time during any License Term, any agreement to which Licensor is a party which prohibits or limits (other than in connection with a reasonable settlement of an infringement contest) the rights of Licensor to use or license the use of the Marks in respect of the Stores as provided herein; and that the registered trademarks and service marks listed on Schedule A hereto, constitute all of the trademarks and service marks material to the operation of any Store.

          B. Licensor covenants and agrees that at all times during the term of this Agreement, it shall use reasonable efforts to protect each and every right which Agent and Banks have under this Agreement, at Licensor's sole cost and expense. Without limiting the foregoing, Licensor shall use reasonable efforts to pursue any infringement (except for a trivial or insignificant infringement) of the Marks of which Licensor has knowledge; provided, however, that if Licensor fails to pursue any such infringement which affects Agent's and Banks' rights hereunder in any material respect, then, in addition to any right or remedy which Agent and Banks may have against Licensor, Agent and Banks shall have the right to bring suit, or to commence other legal proceedings, on behalf of Agent and Banks and Licensor, to enjoin any such infringement, to seek damages on account thereof, and to obtain any other remedy available at law or in equity.

          Protection of Marks.

          A. Agent and Banks hereby agree that (i) if Agent (for the ratable benefit of Agent and Banks) operates any Non-Performing Store under the applicable licensed name pursuant to the terms of this License, Agent and Banks shall use reasonable efforts to cause such Store to be operated in such manner (x) as is consistent with the quality of other stores then bearing such name, and (y) as will not materially adversely affect the reputation of any other stores then bearing such name, and (ii) if Agent (for the ratable benefit of Agent and Banks) operates any Non-Performing Store as anything other than a retail department store which, after a reasonable start-up time, is of a quality reasonably consistent with the quality of other stores then bearing such licensed name, Agent and Banks shall, after written notice from Licensor and continued failure within the next sixty (60) days to commence to operate the Store at the required level of quality, cease to operate such Store under the applicable licensed name, and the License Term applicable to such Store shall terminate; provided, however, that (i) Agent and Banks shall not be entitled to an additional thirty (30) day cure period under paragraph 9, after the expiration of said sixty (60) days period, and (ii) Agent and Banks shall not be responsible or liable under any circumstances whatsoever for or on account of any act or omission of Licensor or any of its Subsidiaries or Affiliates, or of any employee, officer, or agent of any thereof.

          B. Agent and Banks acknowledge and agree that any goodwill arising from the use of the Marks by Agent (for the ratable benefit of Agent and Banks) belongs solely to Licensor and that Agent and Banks have no rights therein or thereto either during or after the License Terms. Agent and Banks shall not, either during or after any License Term, directly or indirectly do or assist any person or entity to do anything which would in any material respect infringe upon, harm, or contest the rights of Licensor in the Marks.

          C. Agent (for the ratable benefit of Agent and Banks) shall use the Marks only in conjunction with the operation of the Non-Performing Stores and only in the form and manner previously used at such Stores by Licensor.
     Agent (for the ratable benefit of Agent and Banks) shall not
     (i) add any other names, words or marks to the Marks; (ii) make any variations in the use of the Marks; or (iii) use the Marks to create new "private label" goods unless approved first, in writing, by Licensor.

          Licensor's Agreement to Operate.

          If, at any time during one or more of the License Terms, Licensor is then engaged in the business of owning and operating retail department stores, and Agent (for the ratable benefit of Agent and Banks) or any Permitted Assignee is then operating one or more Stores under the "Bullock's" or "Macy's" names, then, for the balance of the applicable License Terms (or such shorter period as Agent may designate), Licensor shall, upon the written request of Agent, (a) manage the applicable Store or Stores, using all of its know-how, expertise and best efforts, and (b) in connection therewith use reasonable efforts to make available to Agent (for the ratable benefit of Agent and Banks) Licensor's private labels and other products then sold in Bullock's or Macy's stores, all upon terms and conditions reasonably satisfactory to Licensor, Agent and Banks. The foregoing notwithstanding, the referenced terms and conditions shall not be more onerous to Agent and Banks than they would be to other third parties for whom Licensor would provide similar services and make such products available, and with respect to the management fee and other associated costs payable to Licensor by Agent and Banks, shall be comparable to the fees and costs other third parties with experience and expertise comparable to that of Licensor would reasonably be expected to charge therefor. In no event shall the lenders under the Working Capital Credit Facility be obligated to undertake any of the obligations of CHH under this Paragraph 7.

          Post-Term Obligations.

          Upon termination of the License Term for any Store, Agent and Banks shall:

          A. Immediately and permanently cease to use, directly or indirectly, any of the Marks (and anything confusingly similar) at that Store; and

          B. Promptly remove from such Store all stationery, letterheads, forms, printed matter, promotional displays, signs and advertising containing any of the Marks.

          Remedies.

          In the event Agent or Banks breach any covenant of this Agreement, Licensor shall provide Agent with written notice thereof, specifying therein the nature of such breach and the manner in which such breach may be cured. If Banks fail to commence to cure such breach within thirty (30) days of its receipt of Licensor's written notice, Licensor shall have the right to terminate Banks' use of the Marks only in connection with the operation of the Store or Stores with respect to which such breach occurred, and shall not have the right to terminate this Agreement or Agent's use of the Marks in connection with the operation of any other Store. Licensor agrees that it shall not be entitled to pursue any legal or equitable remedy against Agent and Bank other than the enforcement of the agreement of Banks to cease use of the Marks as described above upon the breach of any covenant of this Agreement by Agent and Bank.

          Assignment.

          This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective legal representatives, successors and permitted assigns. Except as may be permitted by the Loan Agreement, CHH shall be prohibited from assigning this Agreement or any of its rights hereunder and from delegating any of its obligations under this Agreement without the prior written consent of Agent and Majority Banks, which may be withheld in Agent's and Majority Banks' sole discretion except that Licensor's rights and obligations under Paragraph 7 hereof may not be assigned or delegated under any circumstances. A "Permitted Assignee" shall mean any person or entity who acquires title to or possession or control from Agent (for the ratable benefit of Agent and Banks) directly or indirectly through one or more Permitted Assignees of one or more Stores which are then subject to Operating Covenants. Except in the case of the rights and obligations described or referred to in Paragraph 7 of this Agreement, Agent (for the ratable benefit of Agent and Banks) and any Permitted Assignee may assign this Agreement and any or all of their respective rights hereunder (other than the rights granted in paragraph 2(ii) hereof, which may not be assigned to a Permitted Assignee), and may delegate any or all of the respective obligations under this Agreement to one or more Permitted Assignees, but only to the extent that such rights and obligations pertain to the Stores respectively sold or transferred to such Permitted Assignees; provided that each such Permitted Assignee shall execute and deliver to Licensor a written agreement to be bound by the provisions hereof (except the provisions of Paragraph 7). Upon any sale or transfer of a Store or Stores by Agent (for the ratable benefit of Agent and Banks) or a Permitted Assignee to any Permitted Assignee, the selling or transferring party shall thereupon be relieved of any obligation hereunder to Licensor relating to the Store or Stores so sold or transferred, except for obligations relating to periods prior to such sale or transfer, if any. Except as provided in this Paragraph 10, and except in connection with (i) a sale or transfer of Agent's (for the ratable benefit of Agent and Banks) interest as mortgagee of a Store in accordance with the terms and provisions of the Loan Agreement, or (ii) a transfer by Agent (for the ratable benefit of Agent and Banks) to one of its affiliates, Agent may not assign this Agreement or its rights hereunder or delegate its obligations hereunder without the prior written consent of Licensor.

          Terminology.

          All terms and words used in this Agreement, regardless of the number and gender in which they are used, shall be deemed and construed to include any other number and any other gender as the context of this Agreement requires.

          Enforcement.

          The rights granted to Agent and Banks under this Agreement are part of the essential basis of the bargain in connection with the First Amendment to the Loan Agreement, and Agent and Banks would not have made the First Amendment to the Loan Agreement without this Agreement. Accordingly, the terms of this Agreement shall be strictly enforced.

          Miscellaneous.

          A. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California.

          B. The paragraph captions appearing herein are solely for convenience of reference and shall not affect the interpretation or application of any of the provisions hereof.

          C. This Agreement may be executed in any number of counterparts and by the respective parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall be constitute one and the same agreement.

          D.   This Agreement, together with the provisions of
     Section 3.01E of the Loan Agreement, is intended by the parties as a final expression and a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter hereof. There are no agreements, promises, understandings, representations, warranties, undertakings or restrictions with respect to such subject matter except those set forth herein. This Agreement supersedes all contemporary and prior oral and written agreements and understandings among the parties with respect to such subject matter.

          E. This Agreement may be amended, modified or supplemented only by a subsequent written agreement executed by all of the parties hereto.

          F. Whenever and so often as requested by Agent or a Permitted Assignee, Borrower will (i) promptly execute and deliver or cause to be executed and delivered all such other and further instruments, documents or assurances (including, without limitation, Uniform Commercial Code financing statements evidencing the rights and interests created hereunder), and (ii) promptly do or cause to be done all such other and further things (in the case of both (i) and (ii) above) as may be necessary and reasonably required in order to give public notice of, or to further and more fully vest in Agent for the ratable benefit of Agent and Banks, or such Permitted Assignee, all rights, interests, powers, benefits, privileges and advantages conferred or intended to be conferred by this Agreement.

          G. Licensor hereby waives any right to require Agent or Banks to (i) proceed against CHH, (ii) proceed against or exhaust any security held from CHH, or (iii) pursue any other remedy in Agent's or Banks' power whatsoever.
     Licensor waives any defense because of any disability, any modification of the Obligations under the Loan Agreement or other defense or cessation of liability of CHH or any other person and waives any right of subrogation or any right to participate in any security for the Obligations under the Loan Agreement. Agent and Banks may, at their election and in their sole discretion, exercise any right or remedy they may have against CHH or any security held by them.

          IN WITNESS WHEREOF, the parties have executed this License Agreement on the date first above written.

                              LICENSOR

                                                                 ,
                              a



                              By:
                              Name:
                              Title:


                              BANK OF AMERICA NATIONAL TRUST AND
                              SAVINGS ASSOCIATION, a national
                              banking association, as Agent



                              By:
                              Name:
                              Title:



                              BARCLAYS BANK, P.L.C.,
                              as a Bank



                              By:
                              Name:
                              Title:


                              BANK OF AMERICA NATIONAL TRUST
                              AND SAVINGS ASSOCIATION,
                              a national banking association,
                              as a Bank



                              By:
                              Name:
                              Title:


                              THE TOKAI BANK LIMITED,
                              as a Bank



                              By:
                              Name:
                              Title:
                           SCHEDULE A
                               TO
                        LICENSE AGREEMENT



Federal Registration

                                         Registration
Mark                                         Number       Date Issued

BULLOCK'S
MACY'S
[List private label names]

Federal Applications


Arizona Registrations


California Registrations


Nevada Registrations